Joint News Release

Media Inquiries:

COMSYS Holding, Inc.	Venturi Partners, Inc.
David Kerr	James C. Hunt
713/386-1420	704/442-5105
dkerr@comsys.com	jhunt@venturipartners.com

Ken R. Bramlett, Jr.
704/442-5106
kbramlett@venturipartners.com

COMSYS and Venturi Partners Announce Execution of Merger Agreement

Industry veteran and COMSYS President and CEO Michael T. Willis to lead combined company

Venturi also announces sale of commercial staffing business to CBS Personnel

Conference call to review details at 10:00 a.m. EDT today

HOUSTON, TX and CHARLOTTE, NC (July 20, 2004) -- COMSYS Holding, Inc. and Venturi Partners, Inc. (NASDAQ: VENP) jointly announced today that the two companies have agreed to merge in a stock-for-stock exchange and create one of the largest IT staffing companies in the United States.

The merged companies will operate under the COMSYS name and offer IT staffing, permanent recruiting and placement of IT professionals, vendor management services, project solutions, offshore development, specialized IT staffing, network services, translation services and a number of dedicated software practices, including business intelligence.

After the merger, the new COMSYS will have an expanded coast-to-coast presence of 37 offices in 23 states and employ approximately 4,900 IT professionals serving commercial clients in 13 industry segments and a variety of state and local government agencies. Combined revenues of the merging companies were approximately $590 million for the twelve-month period ended March 31, 2004 (on a pro forma basis and excluding revenues from Venturi’s commercial staffing business).

COMSYS will apply for continued listing on NASDAQ, initially under the existing Venturi trading symbol (VENP). Executives of both companies will serve on the management team for the new company, under the leadership of President and Chief Executive Officer Michael T. Willis, currently president and CEO of COMSYS. The board of directors initially will consist of five COMSYS designees and four Venturi designees.

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COMSYS and Venturi Partners Announce Execution of Merger Agreement

July 20, 2004

Venturi also announced that it has agreed to sell Venturi Staffing Partners, Inc., its commercial staffing business, to Compass CS, Inc., in a cash transaction. Compass CS is a leading staffing services provider that conducts business throughout the Ohio Valley and South Carolina as CBS Personnel Services and Columbia Staffing (collectively, “CBS Personnel”). The sale of Venturi’s commercial staffing business is expected to close simultaneously with the COMSYS merger. The two transactions are linked, and neither will be completed unless both are completed at the same time.

The consummation of the merger, a refinancing of the combined business and the sale of Venturi’s commercial staffing business are all expected to occur before October 31, 2004.

Venturi Chief Executive Officer Larry L. Enterline said, “Since completing our financial restructuring last year, we have focused strategically on making our IT and commercial staffing businesses bigger and stronger to avoid competitive disadvantage. Each of the transactions announced today facilitates the creation of large pure play staffing services companies and we expect each to be significant participants in the growth of their industries as smaller participants become marginalized. Our new partner in IT and the purchaser of our commercial staffing business are seasoned operators, and we are excited about the opportunities that each will offer our customers and employees, billable and nonbillable alike.”

COMSYS Chief Executive Mike Willis said, “Our merger marks a new beginning for both Venturi and COMSYS. Through this business combination, we are creating a stronger organization that we expect to be a primary player in the IT staffing industry for years to come. The company will enjoy the benefits of a national presence, while maintaining the superior service and intimate client relationships of a local provider. We expect this larger national presence to be advantageous in extending IT staffing and solutions services to current clients, obtaining preferred supplier status with Fortune 500 companies, and servicing national clients from multiple locations.

“There is very little client overlap between our two companies,” Willis continued. “The client profile of the combined company will be an excellent blend of middle-market and Fortune 500 clients, which will give us a broad and diversified client base. Further, the culture and operating practices of our companies are very similar, which should lead to a swift and successful integration. Our employees and consultants should benefit from the opportunities that come with our being a larger and more focused company.”

A Broader Geographic Footprint and Range of Services for the Merged Company

On a combined basis, ten of the merged company’s branch offices will have more than 200 consultants each on assignment, and another 16 branches will have more than 100 consultants each.

There is little customer overlap between the two merging companies in services to each other’s largest clients: Only four of the top 30 clients on a pro forma basis purchase significant services from both companies now. The largest client of the combined businesses is expected to represent less than 7% of pro forma 2003 revenues.

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COMSYS and Venturi Partners Announce Execution of Merger Agreement

July 20, 2004

The merged company expects its vendor management services offerings to continue to grow. COMSYS’ VMS offerings and Venturi’s vWorx have each gained momentum and achieved profitability over the past two years. The combined VMS business, with 27 clients, will be one of the largest in the industry.

The combined businesses will also have a major presence in the federal, state and local government area, a fast-growing sector for the IT staffing industry. Combined company revenues from government technology staffing practices were approximately $48 million in 2003 on a pro forma basis.

The combined company will also provide a range of project services, including dedicated practice areas in SAS, Microsoft and PeopleSoft products and network services.

Creation of Parallel Commercial Staffing Platform

CBS Personnel Chief Executive Officer Frederick L. Kohnke said, “Our acquisition of Venturi’s commercial staffing business will create a large geographic footprint for the combined CBS and Venturi staffing operations, which will have over 135 offices nationwide and should enable the new firm to compete more effectively in many segments of the marketplace. The combined operations of the new commercial staffing company would have had approximately $445 million in pro forma revenues in 2003.

“Our existing operation historically has been concentrated in the Ohio Valley and in South Carolina, and the addition of Venturi’s staffing operation to our existing base will transform us into a company of national scope and reach,” Kohnke continued. “We believe the combination will be attractive to our customers, as it will facilitate our ability to service them in markets we have not previously served, and especially for our employees, who can expect significant opportunity as we greatly expand the coverage of our operations.”

Financial Terms of the Merger and Commercial Staffing Sale

In the merger, COMSYS will merge with a newly created, wholly owned subsidiary of Venturi, and COMSYS’ shareholders will be issued new shares of Venturi common stock. Holders of Venturi common stock will continue to hold their existing shares after the merger. Subject to certain adjustments as set forth in the merger agreement, COMSYS stockholders will receive new shares representing approximately 55.5% of the total shares of the combined company on a fully diluted basis (taking into account outstanding Venturi stock options and warrants as of closing). COMSYS will be considered the surviving company for accounting purposes.

As a condition to the closing of the COMSYS merger, among others, Venturi has agreed to sell its commercial staffing business for $30.3 million, plus the assumption of certain specified liabilities. Sale proceeds, after payment of expenses, other charges and a $2.5 million escrow for certain known liabilities, will be used to pay down existing Venturi debt. The purchaser in this transaction, CBS Personnel, is affiliated with The Compass Group International LLC, a significant stockholder of Venturi.

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COMSYS and Venturi Partners Announce Execution of Merger Agreement

July 20, 2004

Both the merger transaction and the sale of the commercial staffing business are subject to the approval of Venturi’s stockholders, and the sale of the commercial staffing business is also subject to special voting requirements mandated by Venturi’s charter. Both the merger and the sale have been approved and recommended by Venturi’s Board of Directors and by a special committee of Venturi’s Board formed to make recommendations with respect to the transactions. The special committee has also received fairness opinions from its financial advisor, SunTrust Robinson Humphrey, with respect to both the merger and the sale transactions. The transactions are also subject to appropriate regulatory approvals and other customary closing conditions.

Integration and Cost Savings of Merged Company

Operations for the merged company will be headquartered in Houston, the current home base of COMSYS. COMSYS and Venturi expect they will achieve significant operating leverage through the combination. The companies intend to consolidate overlapping offices in 13 geographic markets. The integration plan should streamline operations through the elimination of duplicate staff positions, although the companies do not plan to eliminate sales or recruiting positions. Integration of the two companies should be completed in the first half of 2005.

The corporate functions of Venturi will be consolidated into the existing corporate services departments of COMSYS, and the merger partners believe the consolidation will eliminate substantially all of Venturi’s corporate overhead. In 2003, Venturi’s overhead, which is not allocated to operating business units, was approximately $14.4 million.

COMSYS Chief Financial Officer Jody Tusa said, “The proposed transaction has potential to offer substantial value to stockholders of both companies and is expected to be accretive to the merged company’s earnings in 2005.”

Financing the Transaction

COMSYS has received a fully underwritten commitment of $183 million from Merrill Lynch Capital, a commercial lending division of Merrill Lynch Business Financial Services, Inc. Proceeds of this financing, together with the net cash proceeds from the sale of Venturi’s commercial staffing business (which are not expected to be less than $25.0 million after the purchase price escrow, estimated expenses and other charges) and the issuance of approximately $38 million in new preferred stock to existing creditors of COMSYS and Venturi, will pay off approximately $175 million of funded debt at the closing of the transaction. The Merrill Lynch facility will also fund certain restructuring and transition costs to be paid by the merged company after the closing and provide working capital for ongoing operational and working capital demands of the business. The parties believe the merger should improve liquidity. The participation by Venturi’s creditors in the new preferred stock issue is also subject to special stockholder voting requirements as mandated in Venturi’s charter.

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COMSYS and Venturi Partners Announce Execution of Merger Agreement

July 20, 2004

Conference Call Details

COMSYS and Venturi will conduct a conference call today at 10:00 a.m. Eastern Time to discuss the merger and related transactions. The conference call-in number is (719) 457-2681. The call will also be Web cast live and replayed for 30 days at www.venturipartners.com or www.fulldisclosure.com. A taped replay of the call will be available from 12:00 p.m. Eastern Time today through July 27, 2004, by dialing (719) 457-0820, passcode 359095.

About COMSYS

COMSYS Information Technology Services Inc. () is a premier IT staffing and services company with a nationwide presence. Leveraging more than 30 years of experience, COMSYS has built upon its core competency of staff augmentation by creating offerings that bring cost-effective, client-centric solutions to specific markets. COMSYS’ offerings and products include contingent staffing, vendor management, project services, network services and project management. COMSYS serves government agencies and Fortune 500 clients in the healthcare, financial/insurance, energy and telecommunications industries.

About Venturi Partners

Venturi Partners is a nationwide provider of information technology consulting and custom software development services; high-end clerical, accounting and other specialty professional staffing services; and technology systems for human capital management. For more information about Venturi, visit www.venturipartners.com.

About CBS Personnel

CBS Personnel is a leading provider of commercial staffing and permanent placement services in the Ohio Valley and South Carolina, with 55 branch offices prior to the acquisition described in this release. Founded in 1970 and headquartered in Cincinnati, CBS Personnel believes its regional focus promotes the delivery of its core services in a more targeted, personal manner to each of its customers. For more information about CBS Personnel, visit www.cbscompanies.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “estimate,” “forecast,” “plan,” “intend,” “believe,” “should,” “expect,” “anticipate,” or variations or negatives thereof, or by similar or comparable words or phrases. The forward-looking statements contained in this press release include statements about the proposed merger of COMSYS and Venturi, the anticipated performance of the combined company following the merger, the proposed financing transactions contemplated in connection with that merger, and the proposed sale of Venturi’s commercial staffing business and the performance of CBS Personnel after the sale. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Accordingly, actual outcomes and results may differ materially from what is expressed herein. In any forward-looking statement in which Venturi, COMSYS or CBS Personnel expresses an expectation or belief as to future results, that expectation or belief is expressed in good faith and believed to

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COMSYS and Venturi Partners Announce Execution of Merger Agreement

July 20, 2004

have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished.

Risks and uncertainties pertaining to the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements:

•	the ability of Venturi and COMSYS to obtain the stockholder and regulatory approvals required for the merger;

•	the combined company’s ability to successfully integrate the businesses of the two companies;

•	unexpected costs involved in the merger or the combined company’s ability to achieve cost-cutting synergies;

•	the impact of uncertainty surrounding the merger on the businesses of the two companies;

•	the impact of delays in satisfying the conditions to the transactions, including the right of COMSYS or Venturi to terminate the merger agreement if the merger is not completed by December 31, 2004, and of CBS Personnel or Venturi to terminate the stock purchase agreement if the sale of Venturi’s staffing business is not completed by October 31, 2004;

•	the combined company’s ability to maintain the existing client relationships of Venturi and COMSYS and attract new clients in the context of changing economic or competitive conditions;

•	the combined company’s success in attracting, training and retaining qualified management personnel and other staff employees;

•	the risk that cost-cutting or restructuring activities could cause an adverse impact on certain of the combined company’s operations;

•	economic declines that affect the liquidity of the combined company or its ability to comply with its loan covenants; and

•	adverse changes in credit and capital market conditions that may affect the combined company’s ability to obtain financing or refinancing, including the refinancing contemplated in connection with the merger and sale transactions, on favorable terms or at all.

Additional economic, business, competitive and/or regulatory factors affecting Venturi’s businesses generally that may cause actual results of the combined company to differ materially are discussed in Venturi’s filings with the SEC, including without limitation its Annual Report on Form 10-K for the year ended December 28, 2003 and Quarterly Report on Form 10-Q for the quarter ended March 28, 2004, especially in the Management’s Discussion and Analysis sections of such reports.

Because long-term contracts are not a significant part of Venturi’s or COMSYS’ business, future results cannot be reliably predicted by considering past trends or extrapolating past results. Venturi and COMSYS undertake no obligation to update information contained in this release and are not responsible for any changes made to this release by wire or Internet services.

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COMSYS and Venturi Partners Announce Execution of Merger Agreement

July 20, 2004

Venturi intends to file with the Securities and Exchange Commission a proxy statement and other relevant documents in connection with the proposed transactions. STOCKHOLDERS OF VENTURI ARE URGED TO READ THE PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT VENTURI, COMSYS AND THE PROPOSED TRANSACTIONS.

Stockholders may obtain a free copy of these materials (when they are available) and other documents filed with the SEC at the SEC’s website at www.sec.gov. A free copy of the proxy statement, when it becomes available, also may be obtained from Venturi by writing to the following address: Five LakePointe Plaza, 2nd Floor, 2709 Water Ridge Parkway, Charlotte, NC 28217. Venturi stockholders also may access free copies of the documents filed with the SEC by Venturi on Venturi’s website at www.venturipartners.com or upon written request to Venturi at its address listed above.

Venturi and its directors, executive officers and certain other members of management and employees may be soliciting proxies from stockholders in favor of the proposed transactions. Information regarding the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of Venturi stockholders in connection with the proposed merger is set forth in Part III of Venturi’s Amendment No. 1 on Form 10-K/A to its Annual Report on Form 10-K for the year ended December 28, 2003, filed with the SEC on April 26, 2004. Additional information about these persons is contained in the Current Report on Form 8-K to be filed by Venturi with the SEC on July 20, 2004. Additional information regarding these individuals and any interest they have in the proposed transaction will be set forth in the proxy statement when it is filed with the SEC.

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